UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2024

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 11, 2024, HOF Village Newco, LLC, a wholly-owned subsidiary of Hall of Fame Resort & Entertainment Company (“Newco”), and National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), entered into an Amended and Restated Global License Agreement (“A&R Agreement”). The A&R Agreement replaces the Global License Agreement the parties had previously entered into on April 8, 2022.

The A&R Agreement sets forth the terms under which PFHOF licenses certain marks and works to Newco to utilize existing PFHOF marks and works in a HOFV proposed project. Newco’s bona fide use of PFHOF marks shall be in connection with the Village campus, youth sports programs, e-gaming, and/or video games, and such other fields of use that are not specifically set forth. Newco’s use and license rights of PFHOF marks and/or works vary based on the nature of the proposed project and are subject to PFHOF’s approval in each instance. In connection with any proposed project approved by PFHOF or use of any PFHOF work as approved by PFHOF, HOFV and PFHOF shall mutually agree on the license fee and/or royalty to be paid to PFHOF in connection therewith taking into consideration all relevant factors and uses thereof. The previous Global License Agreement required Newco to pay PFHOF an annual license fee of $900,000 in the first contract year, inclusive of calendar years 2021 and 2022; an annual license fee of $600,000 in each of contract years two through six; and an annual license fee of $750,000 per year starting in contract year seven through the end of the initial term. The A&R Agreement removes the requirement of payment of an annual license fee moving forward and in exchange for Newco executing the A&R Agreement, PFHOF has agreed to expressly waive payment of the annual license fee of $600,000 for 2024, which was invoiced in January and July. The A&R Agreement is effective September 11, 2024, and shall terminate on December 31, 2024. Thereafter, the A&R Agreement shall automatically renew for successive 1-year terms, unless either party gives written notice of intent not to renew at least sixty (60) days prior to the expiration of the then current term.

The foregoing description of the A&R Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Amended and Restated Global License Agreement, dated September 11, 2024, between HOF Village Newco, LLC, and National Football Museum, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: September 17, 2024

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